Exhibit 99.1

BLOCKBUSTER REPORTS SECOND QUARTER 2007 RESULTS

DALLAS, July 26, 2007 — Blockbuster Inc. (NYSE: BBI, BBI.B) today reported financial results for the second quarter ended July 1, 2007.

Total revenues decreased 2.8% to $1.26 billion for the second quarter of 2007 from $1.30 billion for the second quarter of 2006. For the second quarter of 2007, net loss was $35.3 million, or $0.20 per common share, as compared with net income of $68.4 million, or $0.31 per diluted common share, for the second quarter of 2006. Net loss for the second quarter of 2007 included a $77.7 million gain related to the sale of 217 of the Company’s UK-based GAMESTATION® stores, or $0.41 per share, and net income for the second quarter of 2006 was affected by the impact of $91.2 million in favorable tax audit settlements, or $0.42 per share.

“Our results this quarter clearly reflect continued investment in our online subscriber growth. Although BLOCKBUSTER Total Access™ allowed us to increase our subscriber base by 600,000 to a total of 3.6 million subscribers, the costs associated with the program affected our profitability,” said Jim Keyes, Blockbuster Chairman and CEO. “While we remain committed to capturing market share in the overall video rental market, we are absolutely focused on striking an appropriate balance between growth and enhanced profitability going forward. To this end, the Company is undergoing a comprehensive review of its business aimed at identifying and implementing initiatives designed to revitalize the Company, enhance the organizational structure and improve profitability. Our goal is to transform Blockbuster into a company that quickly responds to customers’ changing needs for convenient access to media entertainment. We look forward to communicating our strategic roadmap later in the year.”

Second Quarter Financial Results

Total revenues for the second quarter of 2007 decreased mostly due to a reduction in rental revenues from the closure of stores, an unfavorable home video release schedule and the sale of 217 GAMESTATION stores on May 2, 2007. These decreases were partially offset by an increase in revenues from

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Blockbuster Inc. Second Quarter 2007 Earnings Release

Blockbuster’s online rental service resulting from growth in the subscriber base, which amounted to approximately 3.6 million total subscribers at the end of the quarter, representing 157% year-over-year growth from 1.4 million total subscribers at the end of the second quarter of 2006.

Operating loss for the second quarter of 2007 totaled $13.7 million, compared to operating loss of $2.1 million for the same period last year. Gross profit decreased $94.8 million primarily as a result of the decrease in rental gross margin. Gross margin for the second quarter decreased 590 basis points to 50.3% as compared to 56.2% for the same period last year largely due to purchases of additional rental product in order to support in-store exchanges resulting from additional traffic generated by the significant growth of BLOCKBUSTER Total Access. Total operating expenses for the second quarter of 2007 decreased $83.2 million from the second quarter of 2006 largely due to a $77.7 million gain on sale of GAMESTATION stores. General and administrative expenses for the period declined approximately $20 million as a result of a decrease in compensation and occupancy costs driven by a smaller company-operated store base and the Company’s ongoing cost containment actions, which was offset by an equal increase in advertising expenses.

Cash flow used for operating activities decreased $17.0 million to $40.3 million for the second quarter of 2007 from cash used of $23.3 million for the second quarter of 2006. Free cash flow (net cash flow used for operating activities less capital expenditures) decreased $20.8 million to a negative $59.8 million for the second quarter of 2007 from a negative $39.0 million for the second quarter of 2006. Both changes were primarily the result of decreased net income and changes in working capital.

Additional financial and operational information for the second quarter of 2007 can be found in the tables accompanying this release.

Earnings call

The Blockbuster earnings call will be webcast today at 9 a.m. Central time. Following the conclusion of the webcast, a replay of the call will be available via the Company’s website. Additionally, further detail on the Company’s results can be found in the Company’s Form 10-K for the year ended December 31, 2006, the Company’s Form 10-Q for the quarter ended April 1, 2007 and in the Company’s upcoming Form 10-Q for the quarter ended July 1, 2007. The filings and the webcast can be accessed at http://investor.blockbuster.com.

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Blockbuster Inc. Second Quarter 2007 Earnings Release

About Blockbuster

Blockbuster Inc. (NYSE: BBI, BBI.B) is a leading global provider of in-home movies and game entertainment, with approximately 8,000 stores throughout the Americas, Europe, Asia and Australia. The company may be accessed worldwide at www.blockbuster.com.

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Angelika Torres
Senior Vice President, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4279
OR
Randy Hargrove
Senior Director, Corporate Communications
(214) 854-3190

Forward-Looking Statements

This release and our related earnings conference call include forward-looking statements related to our operations and business outlook and financial and operational strategies and goals. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may include, without limitation, statements relating to (1) our overall strategies and related initiatives and investments, including our online business and efforts, such as BLOCKBUSTER Total Access, to integrate our in-store and online consumer offering and any future digital delivery offering, and our expectations with respect to the competitive and financial impact of these and other initiatives; (2) our expectations for establishing our online business as profitable, our online subscriber growth goals and the effectiveness of our investments in our online business; (3) our ability to continue to capture market share, to strike an appropriate balance between growth and enhanced profitability, and to create shareholder value and position our company for long-term success; (4) our expectations regarding anticipated future investment in our business and regarding future levels of operating expenses and capital expenditures; (5) our outlook for the home video industry and our performance relative to the industry; (6) our expectations with respect to industry consolidation, and our potential divestitures and store closures; and (7) our intentions with respect to undergoing a comprehensive review of our business aimed at identifying and implementing initiatives designed to revitalize our company, enhance our organizational structure and improve profitability, and our expectations with respect to the results of such review and any initiatives implemented pursuant to such review. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others: (1) consumer appeal of our existing and planned product and service offerings, including our online business and combined in-store and online consumer offering, including BLOCKBUSTER Total Access, and any future digital delivery offering, and the related impact of competitor pricing and product and service offerings; (2) overall industry performance and the accuracy of our estimates and judgments regarding trends impacting the home video industry; (3) our ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (4) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (5) the variability in consumer appeal of the movie titles and games software released for rental and sale; (6) our ability to comply with operating and financial restrictions and covenants in our debt agreements and any adverse publicity relating thereto; (7) our ability to respond to changing consumer preferences, including with respect to new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (8) the extent and timing of our continued investment of incremental operating expenses and capital expenditures to continue to develop and implement our initiatives and our corresponding ability to effectively control overall operating expenses and capital expenditures; (9) our ability to effectively and timely prioritize and implement our initiatives and to timely implement and maintain the necessary information technology systems and infrastructure to support our initiatives; (10) our ability to capitalize on anticipated industry consolidation; (11) the application and impact of future accounting policies or interpretations of existing accounting policies; (12) the impact of developments affecting our outstanding and any future litigation and claims against us; (13) a change in the composition of our key management and any shift in strategy in connection therewith; and (14) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006 and under the heading “Disclosure Regarding Forward-

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Blockbuster Inc. Second Quarter 2007 Earnings Release

Looking Information” in our quarterly report on Form 10-Q for the quarter ended April 1, 2007. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release and in our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

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BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Thirteen Weeks Ended July 1, 2007	Three Months Ended June 30, 2006	Twenty-Six Weeks Ended July 1, 2007	Six Months Ended June 30, 2006
Revenues:
Base rental revenues	$779.7	$817.4	$1,643.0	$1,701.3
Previously rented product (“PRP”) revenues	166.0	150.4	334.3	302.0
Extended viewing fee (“EVF”) revenues	18.8	18.4	38.4	37.2

Total rental revenues	964.5	986.2	2,015.7	2,040.5
Merchandise sales	285.2	299.8	677.4	626.5
Other revenues	13.5	13.9	43.1	29.8

	1,263.2	1,299.9	2,736.2	2,696.8

Cost of sales:
Cost of rental revenues	414.5	347.6	828.6	706.2
Cost of merchandise sold	213.2	222.0	510.1	470.6

	627.7	569.6	1,338.7	1,176.8

Gross profit	635.5	730.3	1,397.5	1,520.0

Operating expenses:
General and administrative	624.3	643.9	1,278.8	1,311.5
Advertising	54.8	34.5	131.4	73.7
Depreciation and amortization of intangibles	47.8	54.0	97.1	104.8
Gain on sale of Gamestation	(77.7)	—	(77.7)	—

	649.2	732.4	1,429.6	1,490.0

Operating income (loss)	(13.7)	(2.1)	(32.1)	30.0
Interest expense	(21.1)	(26.2)	(44.7)	(52.9)
Interest income	1.9	4.4	3.8	5.7
Other items, net	1.7	0.6	1.3	1.8

Loss before income taxes	(31.2)	(23.3)	(71.7)	(15.4)
Benefit (provision) for income taxes	(3.0)	88.4	(11.5)	91.0

Income (loss) from continuing operations	(34.2)	65.1	(83.2)	75.6
Income (loss) from discontinued operations, net of tax	(1.1)	3.3	1.5	(9.1)

Net income (loss)	(35.3)	68.4	(81.7)	66.5
Preferred stock dividends	(2.8)	(2.8)	(5.6)	(5.6)

Net loss applicable to common stockholders	$(38.1)	$65.6	$(87.3)	$60.9

Net income (loss) per common share:
Basic
Continuing operations	$(0.19)	$0.33	$(0.47)	$0.37
Discontinued operations	(0.01)	0.02	0.01	(0.04)

Net income (loss)	$(0.20)	$0.35	$(0.46)	$0.33

Diluted
Continuing operations	$(0.19)	$0.30	$(0.47)	$0.35
Discontinued operations	(0.01)	0.01	0.01	(0.04)

Net income (loss)	$(0.20)	$0.31	$(0.46)	$0.31

Weighted average common shares outstanding:
Basic	190.0	186.9	189.7	186.8

Diluted	190.0	217.9	189.7	217.5

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Thirteen Weeks Ended July 1, 2007		Three Months Ended June 30, 2006		Twenty-Six Weeks Ended July 1, 2007		Six Months Ended June 30, 2006
	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total
Rental revenues:
Base movie rental revenues-in-store	$583.7	60.5%	$684.3	69.4%	$1,267.3	62.8%	$1,440.5	70.6%
Base movie rental revenues-online	132.7	13.8%	58.3	5.9%	241.6	12.0%	109.5	5.4%
Movie PRP revenues	149.5	15.5%	134.1	13.6%	300.6	14.9%	265.4	13.0%
Movie EVF revenues	17.6	1.8%	17.0	1.7%	35.8	1.8%	34.4	1.7%

Total movie rental revenues	883.5	91.6%	893.7	90.6%	1,845.3	91.5%	1,849.8	90.7%

Base game rental revenues	63.3	6.6%	74.8	7.6%	134.1	6.7%	151.3	7.4%
Game PRP revenues	16.5	1.7%	16.3	1.7%	33.7	1.7%	36.6	1.8%
Game EVF revenues	1.2	0.1%	1.4	0.1%	2.6	0.1%	2.8	0.1%

Total game rental revenues	81.0	8.4%	92.5	9.4%	170.4	8.5%	190.7	9.3%

Total rental revenues	$964.5	100.0%	$986.2	100.0%	$2,015.7	100.0%	$2,040.5	100.0%

Merchandise sales:
Movie sales	$85.7	30.1%	$95.9	31.9%	$190.7	28.1%	$209.2	33.4%
Game sales	115.0	40.3%	124.9	41.7%	316.3	46.7%	262.4	41.9%
General merchandise sales	84.5	29.6%	79.0	26.4%	170.4	25.2%	154.9	24.7%

Total merchandise sales	$285.2	100.0%	$299.8	100.0%	$677.4	100.0%	$626.5	100.0%

Other Information:

	Thirteen Weeks Ended July 1, 2007	Three Months Ended June 30, 2006	Twenty-Six Weeks Ended July 1, 2007	Six Months Ended June 30, 2006
Same-Store Revenues Data:
Worldwide same-store revenues increase (decrease)
Rental revenues	(1.3)%	(0.2)%	0.0%	(0.4)%
Merchandise sales	9.5%	(10.1)%	12.3%	(12.7)%
Total revenues	0.8%	(2.9)%	2.7%	(3.8)%
Domestic same-store revenues increase (decrease)
Rental revenues	(0.6)%	1.5%	1.3%	1.6%
Merchandise sales	(10.1)%	(27.6)%	(12.8)%	(29.7)%
Total revenues	(1.8)%	(3.7)%	(0.6)%	(4.2)%
International same-store revenues increase (decrease)
Rental revenues	(3.8)%	(5.5)%	(4.4)%	(6.9)%
Merchandise sales	22.4%	4.3%	27.9%	2.1%
Total revenues	6.7%	(1.2)%	9.7%	(2.9)%

Margin:
Rental margin	57.0%	64.8%	58.9%	65.4%
Merchandise margin	25.2%	26.0%	24.7%	24.9%
Gross margin	50.3%	56.2%	51.1%	56.4%

Cash Flow Data:
Net cash flow provided by (used for) operating activities	$(40.3)	$(23.3)	$(184.3)	$17.7
Net cash flow provided by (used for) investing activities	$109.4	$(7.2)	$106.8	$(14.3)
Net cash flow used for financing activities	$(106.5)	$(72.2)	$(172.5)	$(159.3)

Capital Expenditures	$19.5	$15.7	$30.5	$23.8

Balance Sheet Information:

	July 1, 2007	December 31, 2006	June 30, 2006
Cash and cash equivalents	$147.9	$394.9	$125.0
Merchandise inventories	$303.1	$343.9	$295.6
Rental library	$416.5	$457.1	$436.0
Accounts payable	$378.1	$517.7	$306.3
Total debt (including capital lease obligations)	$817.3	$984.2	$1,003.9

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION, continued

Worldwide Store Count Information:

	Twenty-Six Weeks Ended July 1, 2007	Six Months Ended June 30, 2006

Domestic Company-Owned Stores:
Beginning	4,255	4,617
Additions/Purchases	10	53
Closures/Sales	(201)	(217)

Ending	4,064	4,453

International Company-Owned Stores:
Beginning	2,296	2,541
Additions/Purchases	20	10
Closures/Sales	(263)	(122)

Ending	2,053	2,429

Franchised Stores:
Beginning	1,809	1,884
Additions/Purchases	7	21
Closures/Sales	(55)	(88)

Ending	1,761	1,817

Total Stores Worldwide:
Beginning	8,360	9,042
Additions/Purchases	37	84
Closures/Sales	(519)	(427)

Ending	7,878	8,699

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”). As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used for) operating activities, the most directly comparable amounts reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Thirteen Weeks Ended July 1, 2007	Three Months Ended June 30, 2006	Twenty-Six Weeks Ended July 1, 2007	Six Months Ended June 30, 2006
Net cash flow provided by (used for) operating activities	$(40.3)	$(23.3)	$(184.3)	$17.7
Adjustments to reconcile net cash flow provided by (used for) operating activities to free cash flow:
Capital expenditures	(19.5)	(15.7)	(30.5)	(23.8)

Free cash flow	$(59.8)	$(39.0)	$(214.8)	$(6.1)

The following table provides a reconciliation of net loss to free cash flow:

	Thirteen Weeks Ended July 1, 2007	Three Months Ended June 30, 2006	Twenty-Six Weeks Ended July 1, 2007	Six Months Ended June 30, 2006
Net income (loss)	$(35.3)	$68.4	$(81.7)	$66.5
Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and amortization of intangibles	47.8	55.1	97.1	106.4
Non-cash share-based compensation expense	0.6	6.6	8.7	13.7
Capital expenditures	(19.5)	(15.7)	(30.5)	(23.8)
Rental library purchases, net of rental amortization	25.8	38.8	49.8	49.6
Changes in working capital	(2.0)	(186.9)	(177.7)	(213.8)
Changes in deferred taxes and other	0.5	1.1	(2.8)	1.7
Gain on sale of real estate	—	(6.4)	—	(6.4)
Gain on sale of Gamestation	(77.7)	—	(77.7)	—

Free cash flow	$(59.8)	$(39.0)	$(214.8)	$(6.1)

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the thirteen and twenty-six weeks ended July 1, 2007, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating loss excluding the gain on sale of Gamestation, costs incurred for store closures and severance costs. Additionally, for the twenty-six weeks ended July 1, 2007, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating loss excluding proceeds from the termination of our Brazilian franchise agreement.

For the three and six month periods ended June 30, 2006, the Company reports adjusted net income (loss), adjusted net loss per common share and adjusted operating income (loss) excluding charges related to costs incurred for store closures and the recognition of a tax benefit from the resolution of multi-year income tax audits. Additionally for the six month period ended June 30, 2006, the Company reports adjusted net income, adjusted net loss per common share and adjusted operating income excluding severance costs incurred for a reduction-in-force.

Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share and operating income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss), as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. Management believes that, because the items discussed above are non-recurring in nature, adjusting the Company’s financial results to exclude these amounts provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results. Management uses income (loss) from continuing operations and operating income (loss) excluding these non-recurring items as an internal measure of business operating performance.

	Thirteen Weeks Ended July 1, 2007	Three Months Ended June 30, 2006	Twenty-Six Weeks Ended July 1, 2007	Six Months Ended June 30, 2006
Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$(34.2)	$65.1	$(83.2)	$75.6
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Gain on sale of Gamestation	(77.7)	—	(77.7)	—
Termination of Brazilian franchise agreement, net of tax	—	—	(17.0)	—
Lease termination costs incurred for store closures	6.1	6.6	9.7	8.9
Severance costs	7.8	—	9.6	9.5
Resolution of income tax audits	—	(91.2)	—	(97.9)

Adjusted net income (loss)	(98.0)	(19.5)	(158.6)	(3.9)
Preferred stock dividends	(2.8)	(2.8)	(5.6)	(5.6)

Adjusted net loss applicable to common stockholders	$(100.8)	$(22.3)	$(164.2)	$(9.5)

Adjusted net loss per common share	$(0.53)	$(0.12)	$(0.87)	$(0.05)

Adjusted weighted average common shares outstanding—basic	190.0	186.9	189.7	186.8

Reconciliation of adjusted operating income (loss)
Operating income (loss)	$(13.7)	$(2.1)	$(32.1)	$30.0
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Gain on sale of Gamestation	(77.7)	—	(77.7)	—
Termination of Brazilian franchise agreement	—	—	(20.0)	—
Lease termination costs incurred for store closures	6.1	6.6	9.7	8.9
Severance costs	7.8	—	9.6	9.5

Adjusted operating income (loss)	$(77.5)	$4.5	$(110.5)	$48.4